AGREEMENT FOR PURCHASE OF OIL, GAS AND MINERAL LEASES

MULDROW PROSPECT
SEQUOYAH COUNTY, OKLAHOMA

This agreement is made and entered into this 17th day of September, 2004 by and between **MESA ENERGY, LLC,** whose address is 5220 Spring Valley Road, Suite 525, Dallas, Texas 75254, hereinafter referred to as **"MESA"**, and **WENTWORTH OPERATING COMPANY**, whose address is 3500 South Boulevard, D3, Edmond, OK 73013, hereinafter referred to as "**WENTWORTH**".

WITNESSETH:

WHEREAS, Wentworth owns certain oil and gas Leases covering lands located in Sequoyah County, Oklahoma, and the rights to all wellbores and related equipment located thereon, which leases are described on Exhibit "A" attached hereto and made a part hereof for all purposes; and

WHEREAS, MESA desires to purchase and Wentworth desires to sell to MESA a 100% working interest in the Leases ,wellbores and related equipment.

NOW, THEREFORE, for and in consideration of the premises and other valuable consideration, and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

I.

Purchase and Purchase Price

1.1 MESA agrees to purchase from Wentworth and Wentworth agrees to sell and assign to MESA 100% of the entire Leasehold or working interest in the Leases, wellbores located thereon and related equipment, subject to a 78% net revenue interest. The purchase price shall be one hundred forty five thousand and no/100 dollars ($145,000).

II.

Evidence of Title, Title Examination, and Title Defects Prior to Closing

2.1 After the execution of this agreement, Wentworth shall deliver to MESA, at Wentworth's expense, for the purpose of evidencing Wentworth's title to the

Leases, (i) copies of the base Leases and any subsequent assignments thereto, and (ii) copies of any and all materials, files, agreements, title opinions, rental receipts, maps, etc. prepared for or on behalf of Wentworth by third parties employed by Wentworth which relate or pertain to the Leases, the lands covered by the Leases or the Cook #1 well. Further, Wentworth agrees to provide to MESA for examination and review, any other documents, records or other information which Wentworth may have relating or pertaining to the title to the Leases, the wellbores located thereon, the lands covered thereunder or any related equipment.

2.2 MESA and Wentworth understand and agree that if Wentworth's title to the Leases is not satisfactory due to a Title Defect, and Wentworth notifies MESA that (i) Wentworth is unable to cure any such Title Defect, or (ii) Wentworth elects not to attempt to cure any such Title Defect, then MESA shall have the option to (a) waive any such defect and purchase the Leases pursuant to the terms herein, (b) to terminate this agreement only as to that portion of such Leases with Title Defects, or (c) to terminate this agreement in its entirety and receive a full refund of all earnest money previously deposited with Wentworth. MESA shall make such election in writing on or before the later to occur of (A) three business days following the receipt by MESA of the notice from Wentworth, or (B) the date of Closing provided herein. In the event termination occurs, the parties hereto shall have no further responsibility, each to the other. "Title Defects" are herein defined as anything that might materially affect MESA's right, title and interest in and to the Leases.

III.

Option Period

3.1 Commensurate with final execution of this agreement, MESA shall pay to Wentworth an earnest money deposit of $5,000.00 which shall apply to the purchase price at Closing. Should MESA fail to close this transaction for any reason other than Title Defects as provided in Section II above, Wentworth shall retain said deposit as liquidated damages and the parties shall have no further obligation one to the other.

IV.

Area of Mutual Interest

4.1 The Area of Mutual Interest ("AMI") for the Muldrow Prospect shall be Sections 13, 14, 15, 21, 22, 23, 27 and 28 in T11N-R25E, Sequoyah County, Oklahoma. No mineral or oil and gas leasehold interest in or adjacent to the area described and/or outlined as the AMI, whether a new lease or mineral/royalty purchase

from a record title owner, or an existing lease or rights to drill or earn a leasehold interest from another lessee shall be acquired by Wentworth or any of its principals or associates for a period of two (2) years from the date of this agreement without the express written permission of Mesa. Should Wentworth lease additional acreage at MESA's request, Wentworth shall be entitled to reimbursement at cost of lease bonuses and related expenses and shall assign said leases to MESA as soon as possible delivering a 78% net revenue interest. In the event that Mesa leases additional acreage within the AMI, Wentworth shall be entitled to an overriding royalty interest on said leases equal to the net revenue interest of any lease taken minus 78%, the intent being that MESA retain no less than a 78% net revenue interest.

V.

Closing

5.1 Closing shall take place on or before ~~30~~ 75 days from the date of final execution hereof at a mutually agreeable time and place, which is referred to herein as the "Closing."

5.2 At the Closing, MESA shall pay and deliver to Wentworth one hundred forty thousand and no/100 dollars ($140,000), said amount being the Purchase Price as set forth in Section I above less the earnest money deposited in accordance with Section III above.

5.3 At the Closing, Wentworth shall deliver to MESA an assignment conveying to MESA a 100% Working Interest in the Leases, all wellbores located thereon and all related equipment, all of which are being purchased under this agreement. The assignment to be delivered by Wentworth to MESA shall be in a form mutually acceptable to both parties.

5.4 Further, the parties agree to execute all such other documents as may be reasonable and necessary to affect the purpose of this agreement.

VI.

Miscellaneous

6.1 No change, modification or alternation of this agreement shall be binding upon either Wentworth or MESA unless made in writing and executed by both Wentworth and MESA.

6.2 THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS.

~~THIS CONTRACT SHALL BE DEEMED TO BE PERFORMABLE IN DALLAS COUNTY, TEXAS, AND IN THE EVENT OF ANY DISPUTE BY EITHER PARTY VENUE HEREUNDER SHALL BE IN DALLAS COUNTY, TEXAS.~~

6.3 This agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to said matter. Each party to this agreement acknowledges that no representation, inducement, promise, or agreement, orally or otherwise, has been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding.

6.4 The terms of this agreement shall extend to and be binding upon Wentworth and MESA, their respective heirs, personal representatives, successors and assigns. Any assignment of this agreement shall not release either party from any of its obligations hereunder.

6.5 Any notice required or permitted by this agreement shall be made in writing and shall be effective when delivered by (a) hand delivery, or (b) certified U.S. Mail, postage prepaid, addressed to the party to whom such notice is being given, or (c) delivery by courier or by overnight delivery providing for proof of delivery, addressed to the party to whom such notice is being given. Addresses for notice are as follows:

If to MESA:

MESA ENERGY, LLC
Attn: Mr. Randy M. Griffin
5220 Spring Valley Road
Suite 525
Dallas, TX 75254
Telephone No. 972.490.9595
Fax No. 972.490.9161

If to Wentworth:

Wentworth Operating Company
Attn: Mr. Dick Tiehen
3500 South Boulevard, D3
Edmond, OK 73013
Telephone No. 405-341-6120
Fax No. 405-341-6119

6.7 The covenants and obligations contained herein shall survive and be enforceable after Closing and shall not be merged into any of the assignments or other documents, which may be executed pursuant to the terms of this agreement.

IN WITNESS HEREOF, this Agreement is executed to be effective on the date set forth above.

MESA ENERGY, LLC

Date: 9/16/04

By: ________________

Randy M. Griffin
C.E.O.

Wentworth Operating Company

Date: 9/17/04

By: ________________

Title: v president

Exhibit A

COOK - SEQUOYAH PROSPECT LEASE SCHEDULE					11N 25E, Sequoyah Co.	
LESSOR	LESSEE	LEGAL	NET AC	Legal Description	TERM	Exp. Date
Terbiten	Cont. Ld.	14	90	E/2SE/4SW/4; SE/4NE/4SW/4 sec 14	3 yr	10.20.06
Hundley	Cont. Ld	22	20	NE/4NE/4	3 yr	11.7.06
Wilson	Cont. Ld	22	425.85	PARTS NE/4 140/160, PARTS W/2 &SE/4	3 yr	12.16.06
Bowser	Cont. Ld.	23	13.3334	SE/4NE/4	3 yr	2.5.07
Daily	Cont. Ld	23	13.3334	SE/4NE/4	3 yr	2.5.07
Hundley	Cont. Ld.	23	40	W/2NW/4	3 yr	11.7.06
Terbiton	Cont. Ld.	23	90	N/2NE/4&N/2SW/4NE/4&E/2NE/4 NW/4	3 yr	10.20.06
Brokerage						
Totals			692.5168			